SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 15, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amended Form 8-K is filed solely for the purpose of altering a typographical error contained in Item 5.02 of the orginal filing regarding the resignation of Gerald P. Krueger from the Company’s Board of Directors.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2007, Commonwealth Biotechnologies, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with Tripos, Inc. ( “Tripos”) regarding the sale of Tripos’ Discovery Research Products and Services business (“TDR”).

Under the terms of the Agreement:

•	The Company has made to Tripos a payment of $350,000, which is non-refundable and represents the entire cash portion of the purchase price payable by the Company.

•

Tripos will receive all receipts of TDR, up to $1,800,000, arising out of accounts receivable currently on the books of TDR and certain bookings that have not yet been billed. This amount is in payment of outstanding advances of $878,711 made since March 11, 2007, with the remainder being additional purchase consideration.

•	At closing, Tripos will forgive all intercompany loans and advances incurred by TDR prior to March 19, 2007.

•	Tripos may make up to £100,000 of additional advances which, if made, would be repaid by TDR prior to June 30, 2007 without reduction of the amounts described above.

•	The Company will be responsible for severance costs of certain executive officers of TDR that have severance or employment contracts with Tripos.

Closing under the Agreement is expected to occur within the next several weeks, subject to satisfaction of certain customary conditions set forth in the Agreement, including completion of a sale-leaseback transaction with the Southwest England Regional Development Authority (“SWERDA”) and payment and release of certain obligations to England’s Department of Trade and Industry (“DTI”). Under the terms of these arrangements, which are expected to be finalized in the near future, TDR would sell its principal building to SWERDA for a consideration of £2.6 million, enter a twelve year lease of this building, with breaks at successive three year intervals, escrow two years’ rent in the amount of £330,000, and pay £591,000 to DTI in full satisfaction of repayment obligations of TDR of £1.54 million that have been guaranteed by Tripos.

In addition, certain third party consents are required, as well as compliance with certain provision of England’s Companies Act that apply to transactions that are structured using target company assets.

The above description of the Agreement does not purport to be a complete statement of the parties’ rights and obligations thereunder and the transactions contemplated thereby. The Agreement is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibit.

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Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s future prospects, including: (1) the Company’s ability to complete the purchase of TDR; (2) the Company’s ability to complete the SWERDA sale-leaseback transaction; (3) the Company’s ability to obtain the release of certain obligations from DTI; and (4) the Company’s ability to obtain required third-party consents. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitations, those factors set forth in the Company’s Form 10-KSB for the fiscal year ended December 31, 2006, and from time to time in the Company’s periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENTS OF OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 19, 2007, the Company accepted the resignation of Gerald P. Krueger as a director of the Company. At the time of his resignation Dr. Krueger served on the Nominating Committee and the Audit Committee of the Company’s Board of Directors. Dr. Krueger’s resignation did not result from a disagreement with the Company, as such term is defined in 17 CFR 240.36-7, relating to the Company’s operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1 Stock Purchase and Sale Agreement, dated May 15, 2007, by and among Tripos, Inc., Tripos UK Holdings Limited and CBI

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99.1	Press release, dated May 15, 2007, announcing definitive agreement for CBI to acquire Tripos Discovery Research Ltd

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva
Chief Executive Officer

Dated: May 23, 2007

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Stock Purchase and Sale Agreement, dated May 15, 2007, by and among Tripos, Inc., Tripos UK Holdings Limited and CBI

99.1	Press release, dated May 15, 2007, announcing definitive agreement for CBI to acquire Tripos Discovery Research Ltd

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